© Ciena Corporation 2025. ll rights reserved. Proprietary Information. Ciena Corporation Fiscal Q4 2025 Earnings Presentation Period ended November 1, 2025 December 11, 2025

2 © Ciena Corporation 2025. All rights reserved. Proprietary Information. Forward-looking statements and non-GAAP measures You are encouraged to review the Investors section of our website, where we routinely post press releases, Securities and Exchange Commission (SEC) filings, recent news, financial results, supplemental financial information, and other announcements. From time to time, we exclusively post material information to this website along with other disclosure channels that we use. Information in this presentation and related comments of presenters contains certain forward-looking statements that involve risks and uncertainties. These statements are based on current expectations, forecasts, assumptions and other information available to the Company as of the date hereof. Forward-looking statements include statements regarding Ciena's expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. Ciena's actual results, performance or events may differ materially from these forward-looking statements made or implied due to a number of risks and uncertainties relating to Ciena's business, including: the effect of broader economic and market conditions on our business and that of our customers, including their spending; the development and use of artificial intelligence and its impact on overall networking technology spending; our ability to execute our business and growth strategies; supply chain constraints or disruptions including increased costs and lead times; the introduction of new technologies by us or our competitors; the timing and size of customer orders, their delivery dates and our ability to recognize revenue relating to such sales; the level of competitive pressure we encounter; the product, customer and geographic mix of sales within the period; changes in foreign currency exchange rates; factors beyond our control such as natural disasters, climate change, acts of war or terrorism, geopolitical tensions or events, and public health emergencies, epidemics, or pandemics; changes in tax or trade regulations, including the imposition of tariffs, duties or efforts to withdraw from or materially modify international trade agreements; cyberattacks, data breaches or other security incidents involving our enterprise network environment or our products; regulatory changes, litigation involving our intellectual property or government investigations; and the other risk factors disclosed in Ciena’s periodic reports filed with the Securities and Exchange Commission (SEC) including Ciena's Quarterly Report on Form 10-Q filed with the SEC on September 4, 2025 and its Annual Report on Form 10-K to be filed with the SEC. All information, statements, and projections in this presentation and the related earnings call speak only as of the date of this presentation and related earnings call. Ciena assumes no obligation to update any forward-looking or other information included in this presentation or related earnings calls, whether as a result of new information, future events or otherwise. In addition, this presentation includes historical, and may include prospective, non-GAAP measures of Ciena’s gross margin, operating expense, operating margin, EBITDA, and net income per share. These measures are not intended to be a substitute for financial information presented in accordance with GAAP. A reconciliation of non-GAAP measures used in this presentation to Ciena’s GAAP results for the relevant period can be found in the Appendix to this presentation. Additional information can also be found in our press release filed this morning and in our reports on Form 10-Q and Form 10-K filed with the Securities and Exchange Commission. With respect to Ciena’s expectations under “Business Outlook", Ciena is not able to provide a quantitative reconciliation of the adjusted (non-GAAP) gross margin, operating expense, operating margin and earnings per share guidance measures to the corresponding gross profit and gross profit percentage, and operating expense GAAP measures without unreasonable efforts. Ciena cannot provide meaningful estimates of the non-recurring charges and credits excluded from these non-GAAP measures due to the forward-looking nature of these estimates and their inherent variability and uncertainty. For the same reasons, Ciena is unable to address the probable significance of the unavailable information.

© Ciena Corporation 2025. All rights reserved. Proprietary Information.3 Table of Contents 1. Overview and Ciena's portfolio 2. Industry context and addressable market expansion 3. Ciena is positioned for accelerated growth 4. Fiscal year 2025 financial performance 5. Fiscal Q4 2025 financial performance 6. Fiscal year 2026 and Q1 outlook 7. Appendix

© Ciena Corporation 2025. All rights reserved. Proprietary Information. Overview and Ciena's portfolio

5 © Ciena Corporation 2025. All rights reserved. Proprietary Information. Ciena is the global leader in high-speed connectivity We build adaptive networks to support exponential growth in bandwidth demand – empowering our customers, partners, and communities to thrive in the AI era. With unparalleled expertise and innovation, our networking systems, components, automation software, and services revolutionize data transmission and network management. Note: Data as of Fiscal Year End 2025 ~2,400 patents $1.4B cash & investments 1,700+ customers worldwide 19% FY25 annual revenue growth 4,500+ R&D specialists 9,000+ employees

6 © Ciena Corporation 2025. All rights reserved. Proprietary Information. Evolving our customers’ businesses with the Adaptive Network

7 © Ciena Corporation 2025. All rights reserved. Proprietary Information. Market dynamics are informing our strategic portfolio investments

8 © Ciena Corporation 2025. All rights reserved. Proprietary Information. Ciena and Nubis fit in the Data Center technology evolution

© Ciena Corporation 2025. All rights reserved. Proprietary Information. Industry context and addressable market expansion

10 © Ciena Corporation 2025. All rights reserved. Proprietary Information. Increasing bandwidth consumption as a driver of network expansion

An industry leader

Market leadership

Omdia by informa techtarget

#1 Globally
- Purpose-built/compact modular DCI
- SLTE WDM

#1 N. America
- Total optical networking
- Purpose-built/compact modular DCI

#2 Globally
- Total optical networking

Optical Networking Report, 2Q25

Cignal AI Active Insight

#1 Globally
- Purpose-built/compact modular DCI
- Optical for cloud and colo
- SLTE WDM
- Routing/Access

#1 N. America
- Total optical networking
- Optical for cloud and colo
- Routing/Access

#2 Globally
- Total optical networking

Transport Hardware & Markets Preliminary Report, 3Q25

Dell'Oro Group

#1 Globally
- Data center interconnect
- Optical for cloud providers
- Purpose-built/compact modular DCI

#1 N. America
- Optical for cloud providers
- Total optical networking
- Optical packet

#2 Globally
- Total optical networking

Optical Transport Report, 3Q25

Industry recognition

2025 LinkedIn TOP Companies Canada

2025 Lightwave + BTR Innovation Reviews 5.0 — WaveLogic 6 Extreme

2025 Lightwave + BTR Innovation Reviews 4.5 — WaveRouter-7

2024 Diamond Technology Reviews DTR — Blue Planet 5G vRAN Rollout Automation

Fiber-to-the-Home Top 100 — Broadband Communities 2024

The People Power Award — The Goodies Winner

IR magazine Award winner US 2024 — Best Use of Technology including AI

2024 Lightwave Innovation Reviews 4.0 — 8140 Router

2024 Lightwave Innovation Reviews 4.0 — 5169 Router

2023 Diamond Technology Reviews BTR Broadband Technology Report — Ciena's vBNG

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© Ciena Corporation 2025. All rights reserved. Proprietary Information. Ciena is positioned for accelerated growth

13 © Ciena Corporation 2025. All rights reserved. Proprietary Information. Our future growth opportunities Long-term growth in core business plus new higher growth addressable markets provide an opportunity to outpace our traditional revenue CAGR over time Inside & Around the Data Center Use Cases • 400G ZR, 800G ZR (WL6 Nano) and 1.6T ZR • Scale Across DC Clusters for AI Infrastructure Connectivity • Data Center Out-of-band Management (DCOM) • Coherent Lite (1.6T LR) • Components / High-speed Interconnects Inside DC ◦ Nubis' products WAN Use Cases • Subsea, Long Haul, Metro Regional, Metro DCI • Network upgrades to RLS and 1.6T WL6 Extreme • Multi-rail • Managed Optical Fiber Networks (MOFN)

14 © Ciena Corporation 2025. All rights reserved. Proprietary Information. Opportunities to serve a broader ecosystem

15 © Ciena Corporation 2025. All rights reserved. Proprietary Information. We expect coherent technology will have growing application in the AI era

© Ciena Corporation 2025. All rights reserved. Proprietary Information. Fiscal year 2025 results

Fiscal year 2025 key highlights

We are driving the pace of innovation

- Extended leadership as global AI infrastructure provider of choice with more than 30 MOFN wins and more than 12 neoscaler wins
- Realized more than 100% YoY revenue and shipment growth in stand-alone coherent pluggables
- Expanded our WL6e customer base by 68, strengthening our market lead of more than one year with the industry's only 1.6 Tb/s coherent solution
- Launched our new Data Center Out-of-Band Management (DCOM), leveraging Ciena's purpose-built routers and XGS-PON pluggables to reduce complexity, space, and power requirements
- Reached 171 Coherent Routing Solution customers in 2025, combining our Routing and Switching Portfolio, WaveLogic Nano Coherent pluggable technology and Navigator NCS

We have a strong business and financial model

- Ended the fiscal quarter with approximately $1.4 billion in cash and investments
- Generated $665 million in free cash flow
- Repurchased approximately ~4 million shares for $330 million, under our $1 billion three-year stock repurchase program (FY25-27)

We are committed to our people, communities, and the environment

- Released our annual Sustainability Report, detailing our progress and performance across environmental, social, and governance programs
- Continued to work towards our science-based greenhouse gas emissions targets and used 100% renewable energy in our facilities
- Volunteered 37,600 hours and raised $3.4 million for community organizations from employee donations, matched giving, and volunteer rewards through our Ciena Cares program in FY2025

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18 © Ciena Corporation 2025. All rights reserved. Proprietary Information. Fiscal year 2025 comparative financial highlights * Reconciliations of these non-GAAP measures to our GAAP results are included in the Appendix and in the press release for the relative period. FY 2025 FY 2024 Revenue $4,770M $4,015M Adjusted Gross Margin* 42.7% 43.6% Adjusted Operating Expense* $1,506M $1,362M Adjusted Operating Margin* 11.2% 9.7% Adjusted EBITDA* $637M $481M Adjusted EPS* $2.64 $1.82

© Ciena Corporation 2025. All rights reserved. Proprietary Information. Q4 FY 2025 results

Q4 FY 2025 key highlights

Achieving broad-based growth

- Non-telco represented 55% of total revenue
- Direct Cloud Provider revenue grew 49% YoY and represented 42% of total revenue
- EMEA revenue grew 30% YoY
- Global Services revenue grew 25% YoY

Driving the pace of innovation

- WL6e deployments continue to ramp driven by AI network buildouts with 12 new customers in the quarter, including a new neoscaler logo in the top 3
- Record quarter in RLS revenue and shipments, driven by hyperscaler AI infrastructure buildouts
- Second consecutive record quarter for coherent pluggables, for both shipments and revenue
- Ciena's DCOM Solution is now operational in Meta Data Centers
- Unveiled the 5131-CAP, Coherent Access Platform, allowing Service Providers and Cable MSOs to extend fiber connectivity to remote areas in a more efficient and cost-effective manner.
- WaveRouter's footprint continues to expand with a new International Tier-1 provider, delivering IP connectivity in both terrestrial and submarine applications

Prioritizing long term shareholder value

- Total shareholder return five-year CAGR of 35%[1]
- Repurchased ~0.7 million shares for $84.5 million under our three-year program (FY25-27)

[1] Based on closing share price between 11/18/2020 to 11/18/2025

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© Ciena Corporation 2025. All rights reserved. Proprietary Information.

21 © Ciena Corporation 2025. All rights reserved. Proprietary Information. Q4 FY 2025 comparative financial highlights * Reconciliations of these non-GAAP measures to our GAAP results are included in the Appendix and in the press release for the relative period. Q4 FY 2025 Q4 FY 2024 Revenue $1,352M $1,124M Adjusted Gross Margin* 43.4% 41.6% Adjusted Operating Expense* $409M $355M Adjusted Operating Margin* 13.2% 10.0% Adjusted EBITDA* $206M $137M Adjusted EPS* $0.91 $0.54

22 © Ciena Corporation 2025. All rights reserved. Proprietary Information. Q4 FY 2025 comparative operating metrics Q4 FY 2025 Q4 FY 2024 Cash and investments $1.4B $1.3B Cash provided by operations $371M $349M Free cash flow $326M $266M DSO 77 89 Inventory turns 3.1 2.7 Net debt $182M $274M Gross leverage 2.4x 3.3x

23 © Ciena Corporation 2025. All rights reserved. Proprietary Information. Revenue by segment (Amounts in millions) Q4 FY 2025 Q4 FY 2024 Revenue %** Revenue %** Networking Platforms Optical Networking $929.2 68.7 $779.6 69.4 Routing and Switching 118.4 8.8 79.4 7.0 Total Networking Platforms 1,047.6 77.5 859.0 76.4 Platform Software and Services 93.3 6.9 99.6 8.9 Blue Planet Automation Software and Services 33.8 2.5 23.5 2.1 Global Services Maintenance, Support, and Learning 82.5 6.1 77.2 6.9 Implementation 74.3 5.5 51.4 4.5 Advisory and Enablement 20.5 1.5 13.4 1.2 Total Global Services 177.3 13.1 142.0 12.6 Total $1,352.0 100.0 $1,124.1 100.0 * Reconciliations of these non-GAAP measures to GAAP results are included in the appendix to this presentation. ** Denotes % of total revenue

24 © Ciena Corporation 2025. All rights reserved. Proprietary Information. Revenue derived from non-telco customers

25 © Ciena Corporation 2025. All rights reserved. Proprietary Information. Revenue by geographic region 10.8% 11.1% 9.0% 13.4% 14.7% 15.3% 75.8% 74.2% 74.1% 75.7% 17.0% 8.9% 7.6% 14.5% 77.9%

© Ciena Corporation 2025. All rights reserved. Proprietary Information. Business outlook

27 © Ciena Corporation 2025. All rights reserved. Proprietary Information. Economic considerations and assumptions in our 2026 outlook • We do not experience significant deferrals of delivery of forecasted orders or of our existing backlog • We are able to ramp capacity and deliver new products according to our roadmap and customer adoption of these products continues to be consistent with our expectations • Component suppliers deliver on their supply commitments consistent with our expectations and we do not encounter any substantial new supply disruptions that we cannot successfully mitigate • Given our distinct competitive and technology advantages, we continue to benefit disproportionately and gain market share Revenue AssumptionsBusiness Assumptions Profitability Assumptions • Operating expense remains relatively flat compared to FY 2025 as we improve efficiencies • We expect quarterly variability in gross margins due to product mix and certain pricing and cost impacts of the demand/supply imbalance • We do not experience significant supply chain price increases and we are able to achieve some product cost reductions, particularly for new product introduction and interconnects products • We will benefit from being first to market, delivering to customers new, differentiated products that provide more value • Macro environment does not significantly worsen or result in any adverse effects on our business, including with respect to our customers' capex levels, priorities or spending in our major geographies • Longer-term fundamental industry demand drivers – including increasing demand for bandwidth, adoption of cloud architectures, network automation requirements, and AI- related expansions – will cause customers to prioritize network capex to address this demand • Our business is not materially impacted by the imposition of tariffs or similar significant trade measures by the U.S. or other countries or other significant regulatory changes

28 © Ciena Corporation 2025. All rights reserved. Proprietary Information. Business outlook for fiscal year 20261 1 Projections or outlook with respect to future operating results are only as of December 11, 2025, the date presented on the related earnings call. Actual results may differ materially from these forward-looking statements. Ciena assumes no obligation to update this information, whether as a result of new information, future events or otherwise. Fiscal Year 2026 Revenue $5.7B to $6.1B Adjusted Gross Margin 43% plus or minus 1% Adjusted Operating Expense Approximately $1.52B Adjusted Operating Margin 17% plus or minus 1% Capital Expenditures $250M to $275M

29 © Ciena Corporation 2025. All rights reserved. Proprietary Information. Business outlook for fiscal first quarter 20261 1 Projections or outlook with respect to future operating results are only as of December 11, 2025, the date presented on the related earnings call. Actual results may differ materially from these forward-looking statements. Ciena assumes no obligation to update this information, whether as a result of new information, future events or otherwise. Q1 FY 2026 Revenue $1.35B to $1.43B Adjusted Gross Margin 43% to 44% Adjusted Operating Expense Approximately $380M Adjusted Operating Margin 15.5% to 16.5%

© Ciena Corporation 2025. All rights reserved. Proprietary Information. Q4 FY 2025 appendix

31 © Ciena Corporation 2025. All rights reserved. Proprietary Information. Q4 FY 2025 Q3 FY 2025 Q2 FY 2025 Q1 FY 2025 Q4 FY 2024 GAAP gross profit $577,179 $503,079 $452,838 $471,821 $460,022 Share-based compensation-products 1,964 2,027 2,033 1,750 1,736 Share-based compensation-services 3,857 3,942 3,980 3,405 3,257 Amortization of intangible assets 3,750 2,232 2,232 2,233 2,764 Total adjustments related to gross profit 9,571 8,201 8,245 7,388 7,757 Adjusted (non-GAAP) gross profit $586,750 $511,280 $461,083 $479,209 $467,779 Adjusted (non-GAAP) gross profit percentage 43.4% 41.9% 41.0% 44.7% 41.6 % Gross Profit Reconciliation (Amounts in thousands)

Operating Expense Reconciliation
(Amounts in thousands)

	Q4 FY 2025	Q3 FY 2025	Q2 FY 2025	Q1 FY 2025	Q4 FY 2024
GAAP operating expense	$566,688	$429,544	$419,996	$391,158	$400,812
Share-based compensation-research and development	16,274	16,749	17,021	14,237	14,065
Share-based compensation-sales and marketing	13,543	13,277	13,649	11,597	11,168
Share-based compensation-general and administrative	13,248	11,008	11,341	9,827	10,842
Significant asset impairments and restructuring costs	106,851	1,770	1,948	1,544	2,605
Amortization of intangible assets	6,112	6,556	6,545	6,545	7,185
Acquisition and integration costs	1,148	—	—	—	—
Holdback arrangement	802	—	—	—	—
Total adjustments related to operating expense	157,978	49,360	50,504	43,750	45,865
Adjusted (non-GAAP) operating expense	**$408,710**	**$380,184**	**$369,492**	**$347,408**	**$354,947**

Income from Operations Reconciliation
(Amounts in thousands)

	Q4 FY 2025	Q3 FY 2025	Q2 FY 2025	Q1 FY 2025	Q4 FY 2024
GAAP income from operations	$10,491	$73,535	$32,842	$80,663	$59,210
Total adjustments related to gross profit	9,571	8,201	8,245	7,388	7,757
Total adjustments related to operating expense	157,978	49,360	50,504	43,750	45,865
Total adjustments related to income from operations	167,549	57,561	58,749	51,138	53,622
Adjusted (non-GAAP) income from operations	**$178,040**	**$131,096**	**$91,591**	**$131,801**	**$112,832**
Adjusted (non-GAAP) operating margin percentage	**13.2 %**	**10.7 %**	**8.2 %**	**12.3 %**	**10.0 %**

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Net Income Reconciliation (Amounts in thousands)

	Q4 FY 2025	Q3 FY 2025	Q2 FY 2025	Q1 FY 2025	Q4 FY 2024
GAAP net income	$19,489	$50,308	$8,969	$44,572	$37,028
Exclude GAAP provision (benefit) for income taxes	(16,631)	15,511	10,047	24,022	10,993
Income before income taxes	2,858	65,819	19,016	68,594	48,021
Total adjustments related to income from operations	167,549	57,561	58,749	51,138	53,622
Loss on extinguishment and modification of debt	—	—	—	729	—
Adjusted income before income taxes	170,407	123,380	77,765	120,461	101,643
Non-GAAP tax provision on adjusted income before income taxes	37,490	27,144	17,108	26,501	22,361
Adjusted (non-GAAP) net income	**$132,917**	**$96,236**	**$60,657**	**$93,960**	**$79,282**
Weighted average basic common shares outstanding	141,527	141,846	142,503	142,880	144,240
Weighted average diluted potential common shares outstanding[1]	145,470	144,499	144,972	145,944	146,487

Net Income per Common Share

	Q4 FY 2025	Q3 FY 2025	Q2 FY 2025	Q1 FY 2025	Q4 FY 2024
GAAP diluted net income per potential common share	$ 0.13	$ 0.35	$ 0.06	$ 0.31	$ 0.25
Adjusted (non-GAAP) diluted net income per potential common share	**$ 0.91**	**$ 0.67**	**$ 0.42**	**$ 0.64**	**$ 0.54**

[1] Weighted average dilutive potential common shares outstanding used in calculating Adjusted (non-GAAP) diluted net income per potential common share for the fourth quarter of fiscal 2025 includes 3.9 million shares underlying certain stock option and stock unit awards.

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34 © Ciena Corporation 2025. All rights reserved. Proprietary Information. Earnings Before Interest, Tax, Depreciation and Amortization (EBITDA) Q4 FY 2025 Q3 FY 2025 Q2 FY 2025 Q1 FY 2025 Q4 FY 2024 Net income (GAAP) $19,489 $50,308 $8,969 $44,572 $37,028 Add: Interest expense 21,982 22,806 21,697 22,918 24,990 Less: Interest and other income, net 14,349 15,090 7,871 11,578 13,801 Add: Loss on extinguishment and modification of debt — — — 729 — Add: Provision (benefit) for income taxes (16,631) 15,511 10,047 24,022 10,993 Add: Depreciation of equipment, building, furniture and fixtures, and amortization of leasehold improvements 27,496 26,866 25,092 24,679 23,849 Add: Amortization of intangible assets 9,862 8,788 8,777 8,778 9,949 EBITDA $47,849 $109,189 $66,711 $114,120 $93,008 Add: Share-based compensation expense 48,886 47,003 48,024 40,816 41,068 Add: Significant asset impairments and restructuring expense 106,851 1,770 1,948 1,544 2,605 Add: Acquisition and integration costs 1,148 — — — — Add: Holdback arrangement 802 — — — — Adjusted EBITDA $205,536 $157,962 $116,683 $156,480 $136,681 Earnings Before Interest, Tax, Depreciation and Amortization (EBITDA) (Amounts in thousands)